ATTN: JC WEIGELT POLARIS INC. 2100 HIGHWAY 55 MEDINA, MN 55340	Your Vote Counts! POLARIS INC. 2026 Annual Meeting Vote by April 29, 2026 11:59 PM ET. For shares held in a Plan, vote by April 27, 2026 11:59 PM ET.

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You invested in POLARIS INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 30, 2026.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report with Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* April 30, 2026 9:00 AM CT
Virtually at: www.virtualshareholdermeeting.com/PII2026

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	The election of three Class II directors for three-year terms ending 2029
Nominees
1a.	George W. Bilicic	For
1b.	Gary E. Hendrickson	For
1c.	Gwenne A. Henricks	For
2.	Advisory vote to approve the compensation of the Company’s Named Executive Officers	For
3.	Adoption of the Amended and Restated Polaris Inc. 2024 Omnibus Incentive Plan	For
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for fiscal 2026	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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